UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

Resort Savers, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-187437	46-1993448
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Room 1309 Wanjun Jingmao Building
No. 21 Baoxing Road
Boa An Central, Shenzen, China 518133
 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  0086-0755-23106825

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On October 1, 2015, the Company’s wholly-owned subsidiary, Xing Rui International Investment Holding Group, Ltd., by and through a newly formed Peoples Republic of China corporation subsidiary Hua Xin Chang Rong (Shenzhen) Technology Service Company Limited (“Hua Xin Chang”), completed a purchase of sixty percent (60%) of the shares of Shenzhen Amuli Industrial Development Co. Ltd. a Peoples Republic of China corporation (“Amuli”) for 3,033,926 shares of Resort Savers’ common stock.  The purchase price was valued $2,400,000 (RMB15,000,000).  The shares of Amuli were sold in a private transaction, and the shares of the Company were issued pursuant to an exemption from registration under Regulation S of the Securities Act of 1933. The shares of the Company were issued to individuals who are non-US citizens and who reside outside the US.  No general solicitation was used.

Amuli is in development to become a large producer of the health beverage drink Kvass. Amuli has purchased equipment and is currently expanding its production facilities that are forecasted to generate sales and profits in 2016.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	(a) Financial Statements of Business Acquired

Audited financial statement of Shenzhen Amuli Industrial Development Co. Ltd as of September 30, 2015.

99.2	(b) Pro Forma Financial Information

Pro forma consolidated financial statement of Resort Savers, Inc. as of July 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2015

/s/ Zhou Gui Bin
Zhou Gui Bin, President